Exhibit 99.1

SINTX TECHNOLOGIES Announces Reverse Stock Split Effective DECEMBER 20, 2022

SINTX common stock expected to begin trading on a split-adjusted basis on December 20, 2022

SALT LAKE CITY, December 19, 2022 (GLOBE NEWSWIRE) - SINTX Technologies, Inc. (NASDAQ: SINT) today announced that its Board of Directors has declared a 1-for-100 reverse stock split of the company’s common stock. The reverse stock split will become effective on December 20, 2022 (the “Effective Date”) at 12:01 AM Eastern Time. The company’s common stock is expected to begin trading on a split-adjusted basis when the markets open on December 20, 2022 under the current trading symbol “SINT.”

The reverse stock split is primarily intended to bring the company into compliance with the minimum bid price requirements for maintaining its listing on the Nasdaq Capital Market. The new CUSIP number following the reverse split will be 829392 604.

As a result of the reverse stock split, every 100 shares of the company’s common stock issued and outstanding will be automatically reclassified into one new share of common stock. Proportionate adjustments will be made to the conversion and exercise prices and the number of shares underlying the Company’s outstanding warrants, preferred stock, equity awards and options, and the number of shares reserved under the Company’s equity incentive plan. The reverse stock split will not affect the number of authorized shares of common stock or the par value of the common stock.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the company, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole share and no stockholders will receive cash in lieu of fractional shares.

The company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), is acting as the exchange agent for the reverse stock split. AST will provide instructions to stockholders of record regarding the exchange of stock certificates. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Additional information about the reverse stock split and stockholder approval can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2022, which is available free of charge at the SEC’s website, www.sec.gov, and at the company’s website, www.sintx.com.

About SINTX Technologies

SINTX Technologies is an advanced ceramics company that develops and commercializes materials, components, and technologies for medical and technical applications. SINTX is a global leader in the research, development, and manufacturing of silicon nitride, and its products have been implanted in humans since 2008. Over the past two years, SINTX has utilized strategic acquisitions and alliances to enter into new markets. The Company has manufacturing facilities in Utah and Maryland.

For more information on SINTX Technologies or its advanced ceramics material platforms, please visit www.sintx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) that are subject to a number of risks and uncertainties. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. There can be no assurance that implementing a reverse stock split will result in the company regaining compliance with Nasdaq listing requirements or that if compliance is regained that the company will be able to maintain such compliance. A discussion of additional risks and uncertainties can be found in SINTX’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the SEC on March 25, 2022, and in SINTX’s other filings with the SEC. SINTX disclaims any obligation to update any forward-looking statements. SINTX undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Contact:

SINTX Technologies

801.839.3502

IR@sintx.com